UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 9, 2005

NEW RIVER PHARMACEUTICALS INC.
(Exact name of Registrant as specified in charter)

Virginia	000-50851	54-1816479
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1881 Grove Avenue, Radford, Virginia	24141
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(540) 633-7978

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01.	Other Events.

On August 9, 2005, New River Pharmaceuticals Inc. (the “Company”) issued a press release announcing that it has reprioritized its lead preclinical candidates.

A summary of the preclinical candidates, their anticipated investigational new drug application (IND) filing dates and some supporting rationale for the reprioritization follows:

NRP 369: While the dose attenuation of both hydrocodone and hydromorphone levels at supertherapeutic doses is the most salient aspect of the preclinical data on NRP290 and may suggest therefore a very exciting clinical prospect for the treatment of acute pain, the same sort of properties may not be clinically desirable in an opioid-based chronic pain therapy. Such therapies often must be administered at supertherapeutic levels and patients receiving such therapies frequently demonstrate opioid tolerance, requiring dose escalation to levels that may be considered supertherapeutic initially. NRP369 is therefore being repositioned as a backup to NRP290 for the acute pain market, and the Company will not advance an IND on NRP369 until it reviews sufficient clinical data on NRP290 to determine that NRP369 could enjoy a differentiated market position relative to NRP290.

NRP388: This drug candidate was recently in-licensed from the Gallo Clinic and Research Center at the University of California San Francisco. Preclinical data suggests that NRP388 could significantly reduce the opioid tolerance effect on patients who are administered opioids over long periods. Because of the potential linkage between that effect and iatrogenic addiction, the Company believes that this candidate is its most promising in the field of chronic pain. If successfully developed, such a drug should be desirable in both oral and intravenous (IV) formulations. The Company anticipates filing an IND on an IV formulation, targeting late 2005 or early 2006.

NRP409: The Company’s Carrierwave™ triiodothyronine (T3) hormone is being developed as a replacement or supplemental therapy in patients with primary hypothyroidism and other indications. The leading thyroid hormone replacement therapies (HRTs) are based on tetraiodothyronine (T4), and require deiodination within the patient to convert to the more active hormone (T3). Patients demonstrate significant variability in their ability to convert the T4 hormone in the HRT into T3. This variability can arise as a function of age, stress or a variety of medical conditions. Commercially approved drugs based on T3, however, engender certain safety risks, most notably cardiovascular in nature. The Company hopes that by reducing the variability of the more active hormone’s availability, while reducing the safety risk associated with other T3 based therapies, NRP409 will mark the first significant improvement in thyroid HRT—a pharmaceutical segment that sees roughly 3 billion doses per year in the US—in approximately half a century. The Company expects to file an IND for NRP409 in the second quarter of 2006.

The press release issued on August 9, 2005 by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release issued on August 9, 2005 by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2005
NEW RIVER PHARMACEUTICALS INC.

	By:	/s/ Randal J. Kirk

Randal J. Kirk Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release issued on August 9, 2005 by the Company.